Exhibit 23.3

Independent Registered Public Accounting Firm’s Consent

We consent to the use in this Registration Statement of YD Bio Limited on Amendment No. 5 to Form F-4 (File No. 333-283428) of our report dated April 30, 2025 relating to the financial statements of YD Bio Limited as of December 31, 2024 and for the period from February 6, 2024 (inception) through December 31, 2024, appearing in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ CBIZ CPAs P.C.

New York, NY

April 30, 2025